EXHIBIT 5.1
Johnson Controls, Inc.
December 27, 2005
Johnson Controls, Inc.
5757 Green Bay Avenue
Milwaukee, Wisconsin 53209
Ladies and Gentlemen:
          I am Vice President, Secretary and General Counsel of Johnson Controls, Inc., a Wisconsin corporation (the “Company”), and have advised the Company in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance from time to time of the following securities (the “Securities”): (i) common stock, $0.04 1/6 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”); (v) contracts that obligate holders to, at a future date, purchase from the Company shares of Common Stock or sell to the Company shares of Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (vi) stock purchase units of the Company consisting of a Stock Purchase Contract and either Common Stock, Preferred Stock, Debt Securities or debt securities of third parties, including U.S. Treasury securities securing the holder’s obligation to purchase securities under the Stock Purchase Contracts (the “Stock Purchase Units”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).
          The Debt Securities are to be issued under an indenture (the “Senior Indenture”) in the form of Exhibit 4.1 to the registration statement pursuant to which the Securities are to be registered (the “Registration Statement”) between the Company and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), or an indenture in the form of Exhibit 4.2 to the Registration Statement between the Company and the Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).
          The Preferred Stock will be issued under the Restated Articles of Incorporation of the Company (the “Articles”) and articles of amendment (the “Articles of Amendment”) to the Articles to be adopted by the Board of Directors of the Company and filed with the Department of Financial Institutions of the State of Wisconsin (the “Wisconsin DFI”) pursuant to Section 180.0602 of the Wisconsin Business Corporation Law (the “WBCL”). The Common Stock will be issued under the Articles. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company.
          Certain terms of the Securities to be issued by the Company from time to time will be established by appropriate action taken by the Board of Directors of the Company or a committee of certain officers of the Company that has been authorized by the Board of Directors to take such action, as part of the corporate action taken or to be taken relating to the issuance of those Securities (the “Corporate Proceedings”).
          In my capacity as Vice President, Secretary and General Counsel of the Company in connection with the proposed issuance and sale of the Securities, I have examined or am otherwise familiar with (i) the Articles; (ii) the By-Laws of the Company, as amended to date; (iii) the Registration Statement, including the exhibits thereto; (iv) the Indentures; (v) the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Securities; and (vi) such other documents, records and instruments as I have deemed necessary or appropriate for purposes of this opinion.
          In my examination of the above-referenced documents, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. I have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any supplemental indenture to any of the Indentures; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock authorized under the Articles and not otherwise reserved for issuance.
          Based on the foregoing, I am of the opinion that:
(i)	each Indenture, when duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will be a valid and binding instrument and, upon completion of all Corporate Proceedings and the authentication, sale and delivery of the Debt Securities, the Debt Securities issued thereunder shall be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture, including such terms as are established pursuant to the Corporate Proceedings, in accordance with the respective terms thereof;

(ii)	upon the authorization of issuance of the Common Stock, the completion of all Corporate Proceedings, the execution, authentication, issuance and delivery of the Common Stock and payment therefor, the Common Stock will be duly and validly authorized and issued, fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL;

(iii)	upon the authorization, execution, delivery and filing with, and recording by, the Wisconsin DFI of the Articles of Amendment, the completion of all Corporate Proceedings, the execution, authentication, issuance and delivery of the Preferred Stock and payment therefor pursuant to such Articles of Amendment, the Preferred Stock will be duly and validly authorized and issued, fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the WBCL, and including such terms as are established pursuant to the Corporate Proceedings;

(iv)	the Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will be validly issued and entitled to the benefits provided by the Warrant Agreements;

(v)	the Stock Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the due authorization of any Common Stock or Preferred Stock underlying the Stock Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of the Company, and the interests therein, when duly sold and delivered and when payment therefor is received, will be validly issued and entitled to the benefits provided by the Stock Purchase Contracts; and

(vi)	the Stock Purchase Units, assuming the due authorization thereof and of the related Stock Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto and the due authorization of any Common Stock or Preferred Stock underlying the Stock Purchase Units, when the related Stock Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of the Company, and the interests therein, when duly sold and delivered and when payment therefor is received, will be validly issued and entitled to the benefits provided by the Stock Purchase Units.
          The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
          I am qualified to practice law in the State of Wisconsin, and I do not purport to be an expert on the law other than that of the State of Wisconsin and the federal laws of the United States of America. I express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by my opinion are governed by the laws of a jurisdiction other than the State of Wisconsin or the federal laws of the United States, I have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.
          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus that is filed as part of the Registration Statement. In giving such consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Jerome D. Okarma

Jerome D. Okarma

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